Bear Stearns Alt-A Trust
Mortgage Pass-Through Certificates, Series 2006-6 Group II
Marketing Materials

____________________________________________________________________________________________

New Issue Marketing Materials

$302,891,000 (approximate)

Bear Stearns Alt-A Trust
Mortgage Pass-Through Certificates, Series 2006-6 Group II

Structured Asset Mortgage Investments II Inc.
Depositor

Wells Fargo Bank, National Association
Master Servicer

Bear, Stearns & Co. Inc.
Lead Underwriter

All Statistical Information is based upon information as of September 1, 2006

September 29, 2006

                               STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration  statement  (including a prospectus)  with the SEC for the offering to which this free writing  prospectus  relates.  Before you invest,  you should read the  prospectus  in the registration  statement  and  other  documents  the  depositor  has filed  with the SEC for more  complete information  about the depositor,  the issuer and this offering.  You may get these  documents for free by visiting EDGAR on the SEC website at  www.sec.gov.  Alternatively,  the depositor,  any underwriter or any dealer  participating  in the offering will arrange to send you the  prospectus  you request it by calling toll free 1-866-803-9204.

This free  writing  prospectus  does not  contain all  information  that is required to be included in the
base      prospectus      and      the      prospectus       supplement.       Please      click      here
http://www.bearstearns.com/prospectus/sami        or       visit       the       following        website:
www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The  Information in this free writing  prospectus  supersedes  information  contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of non-delivery

                           SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The  information  contained in the attached  materials (the  "Information")  may include  various forms of performance  analysis,  security  characteristics  and  securities  pricing  estimates for the  securities described  therein.  Should  you receive Information that refers to the "Statement  Regarding  Assumptions and Other  Information",  please refer to this statement  instead.  The Information is illustrative and is not  intended  to predict  actual  results  which may differ  substantially  from those  reflected  in the
Information.   Performance  analysis is based on certain  assumptions with respect to significant  factors
that may prove not to be as  assumed.   Performance  results  are based on  mathematical  models  that use
inputs to  calculate  results.   As with all models,  results may vary  significantly  depending  upon the
value  given  to the  inputs.   Inputs  to  these  models  include  but are  not  limited  to:  prepayment expectations  (econometric  prepayment  models,  single  expected  lifetime  prepayments  or a  vector  of
periodic  prepayments),   interest  rate  assumptions  (parallel  and  nonparallel  changes for  different maturity  instruments),  collateral  assumptions  (actual  pool level data,  aggregated  pool level data, reported factors or imputed factors),  volatility  assumptions  (historically observed or implied current)
and reported  information  (paydown factors,  rate resets,  remittance  reports and trustee  statements).
Models used in any analysis may be  proprietary,  the results  therefore,  may be difficult  for any third
party to reproduce.   Contact your  registered  representative  for detailed  explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural  characteristics  of the security,  including call events and cash flow priorities at all prepayment  speeds and/or interest rates.  You should consider whether  the  behavior  of these  securities  should be tested  using  assumptions  different  from  those
included in the  Information.   The  assumptions  underlying  the  Information,  including  structure  and
collateral,  may be  modified  from time to time to reflect  changed  facts and  circumstances.   Offering
Documents  contain data that is current as of their  publication dates and after publication may no longer
be  accurate,  complete or current.   Contact  your  registered  representative  for  Offering  Documents, current Information  or additional  materials,  including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

 Any pricing  estimates  Bear Stearns has supplied at your  request (a)  represent  our view,  at the time determined,  of the investment  value of the securities  between the estimated bid  and offer levels,  the spread between which may be significant due to market  volatility or illiquidity,  (b) do not constitute a bid by Bear  Stearns or any other  person for any  security,  (c) may not  constitute  prices at which the securities  could have been  purchased or sold in any market at any time,  (d) have not been  confirmed by actual  trades,  may vary from the value Bear  Stearns  assigns or may be  assigned  to any such  security while in its  inventory,  and may not take into account the size of a position  you have in the  security, and (e) may have been  derived  from matrix  pricing  that uses data  relating to other  securities  whose prices are more  readily  ascertainable  to produce a  hypothetical  price  based on the  estimated  yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

                                          $302,891,000 (approx)
                                         Bear Stearns Alt-A Trust
                        Mortgage Pass-Through Certificates, Series 2006-6 Group II
                                        Hybrid ARM Mortgage Loans

                                                          Credit
                  Certificate                             Enhance                                    Collateral                        Certificate
  Class            Size (1)            Ratings           %age (2)    Interest Rate Type                Type                              Type
-------------- ----------------- --------------------- ------------- -------------------- ------------------------------- ------------------------------------
   II-A-1          $264,527,000        AAA/Aaa            14.50%           WAC (3)                10-Yr. Hybrid                Group II Super Senior PT
-------------- ----------------- --------------------- ------------- -------------------- ------------------------------- ------------------------------------
   II-A-2           $22,431,000        AAA/Aa1            7.25%            WAC (3)                10-Yr. Hybrid               Group II Senior Support PT
-------------- ----------------- --------------------- ------------- -------------------- ------------------------------- ------------------------------------
   II-X-1          Notional (4)        AAA/Aaa            7.25%           Fixed (4)               10-Yr. Hybrid              Group II Senior Interest Only
-------------- ----------------- --------------------- ------------- -------------------- ------------------------------- ------------------------------------
   II-B-1            $7,734,000         AA/Aa2            4.75%            WAC (5)                10-Yr. Hybrid              Group II Crossed Subordinate
-------------- ----------------- --------------------- ------------- -------------------- ------------------------------- ------------------------------------
   II-BX-1         Notional (6)         AA/Aa2            4.75%           Fixed (6)               10-Yr. Hybrid           Group II Subordinate Interest Only
-------------- ----------------- --------------------- ------------- -------------------- ------------------------------- ------------------------------------
   II-B-2            $5,105,000          A/A2             3.10%            WAC (7)                10-Yr. Hybrid              Group II Crossed Subordinate
-------------- ----------------- --------------------- ------------- -------------------- ------------------------------- ------------------------------------
   II-BX-2         Notional (8)          A/A2             3.10%           Fixed (8)               10-Yr. Hybrid           Group II Subordinate Interest Only
-------------- ----------------- --------------------- ------------- -------------------- ------------------------------- ------------------------------------
   II-B-3            $3,094,000        BBB/Baa2           2.10%            WAC (9)                10-Yr. Hybrid              Group II Crossed Subordinate
--------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                  Non Offered Certificates
-------------- ----------------- --------------------- ------------- -------------------- ------------------------------- ------------------------------------
   II-B-4            $3,249,000         BB/NR             1.05%            WAC (9)                10-Yr. Hybrid              Group II Crossed Subordinate
-------------- ----------------- --------------------- ------------- -------------------- ------------------------------- ------------------------------------
   II-B-5            $2,011,000          B/NR             0.40%            WAC (9)                10-Yr. Hybrid              Group II Crossed Subordinate
-------------- ----------------- --------------------- ------------- -------------------- ------------------------------- ------------------------------------
   II-B-6            $1,238,277         NR/NR             0.00%            WAC (9)                10-Yr. Hybrid              Group II Crossed Subordinate
-------------- ----------------- --------------------- ------------- -------------------- ------------------------------- ------------------------------------

(1)  The Certificate Sizes are approximate and subject to a +/- 10% variance.

(2)  The Credit Enhancement percentages are preliminary and are subject to change based upon the final pool as of the Cut-off Date and additional rating agency analysis.

(3)  Up to and including the distribution date in July 2016, the Class II-A-1 Certificates and Class
     II-A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans minus 0.696%.  The Pass-Through
     Rate with respect to the first Interest Accrual Period is expected to be approximately 6.000%.
     After the distribution date in July 2016, the Class II-A-1 Certificates and Class II-A-2
     Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II Mortgage Loans.

(4)  Up to and including the distribution date in July 2016, the Class II-X-1 Certificates will bear interest at a fixed pass-through rate equal to 0.696% based on a notional balance equal to the aggregate current principal balance of the Class II-A-1 Certificates and Class II-A-2 Certificates.
     After the distribution date in July 2016, the Class II-X-1 Certificates will not bear any interest.

(5)  Up to and including the distribution date in July 2016, the Class II-B-1 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans minus 0.946%.  The Pass-Through Rate with respect to the first
     Interest Accrual Period is expected to be approximately 5.750%.  After the distribution date in
     July 2016, the Class II-B-1 Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II Mortgage Loans.

(6)  Up to and including the distribution date in July 2016, the Class II-BX-1 Certificates will bear interest at a fixed pass-through rate equal to 0.946% based on a notional balance equal to the current principal balance of the Class II-B-1 Certificates.  After the distribution date in July
     2016, the Class II-BX-1 Certificates will not bear any interest.

(7)  Up to and including the distribution date in July 2016, the Class II-B-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans minus 0.696%.  The Pass-Through Rate with respect to the first
     Interest Accrual Period is expected to be approximately 6.000%.  After the distribution date in
     July 2016, the Class II-B-2 Certificates will bear interest at a variable rate equal to the weighted average of the Net Rate of the Group II Mortgage Loans.

(8)  Up to and including the distribution date in July 2016, the Class II-BX-2 Certificates will bear interest at a fixed pass-through rate equal to 0.696% based on a notional balance equal to the current principal balance of the Class II-B-2 Certificates.  After the distribution date in July
     2016, the Class II-BX-2 Certificates will not bear any interest.

(9)  The Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the
     Group II Mortgage Loans.  The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 6.696%.

Description of the Collateral:

The  Mortgage Loans are indexed to the conventional, adjustable rate Six-Month LIBOR, One-Year LIBOR and
One-Year CMT indexed mortgage loans with initial rate adjustments occurring ten years after the date of origination ("Hybrid Arms").  The Mortgage Loans are secured by first liens on one- to four-family residential properties.  Approximately 90.44% (by principal balance) of the mortgage pool allow for payments of interest only for terms of 9 or 10 years. After such interest only period, such mortgage loans will fully amortize over its remaining term. The remaining approximately 9.56% of the mortgage loans fully amortize over their original term (generally 30-years).  Below is a further summary of the collateral characteristics of the Mortgage Loans by each mortgage loan group and the total pool
(expected, as of September 1, 2005):

o        The mortgage loans have penalties for full or partial prepayments in the percentages in the immediately following table and further detailed in the attached Collateral Tables. The prepayment penalties are generally soft, therefore borrowers will not be required to pay the penalty if house is sold.  On hard prepay penalties the Servicer cannot waive the prepayment penalty, unless enforcement would violate applicable state laws.

        --------------- ----------- ---------- ------------- ----------- ----------- ----------- ------------ ------------
            Group       No PrePay   6 Months   7 Months to   24 Months   30 Months   36 Months    42 Months    60 Months
                                     or Less    12 Months
        --------------- ----------- ---------- ------------- ----------- ----------- ----------- ------------ ------------
          Group II-1        53.04%      1.23%        27.47%       0.00%       0.00%      11.45%        0.00%        6.80%
        --------------- ----------- ---------- ------------- ----------- ----------- ----------- ------------ ------------
            Total           53.04%      1.23%        27.47%       0.00%       0.00%      11.45%        0.00%        6.80%
        --------------- ----------- ---------- ------------- ----------- ----------- ----------- ------------ ------------

o        Approximately 13.92% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac).

o        The two states with the largest concentration are California (65.44%) and Florida (7.92%).

o        The non-zero weighted average FICO score is 704.

o        The weighted average LTV is 73.23%. The weighted average CLTV including subordinate financing at the time of origination is 80.11%.

o        None of the mortgage loans have an LTV over 80% without any primary mortgage insurance coverage.

---------------------------- ----------- ----------- ----------- --------- ---------- ----------- ---------- ----------- ------------ --------
                                % of       Gross        Net        WAM       Gross       Net       Initial     Period        Max      Mos to
            MLG                 Pool        WAC         WAC       (mos.)    Margin      Margin       Cap        Cap         Rate       Roll
---------------------------- ----------- ----------- ----------- --------- ---------- ----------- ---------- ----------- ------------ --------
       10 yr. Hybrid            100.00%      6.963%      6.696%       358     2.255%      1.988%     5.045%      1.888%      12.011%      118
---------------------------- ----------- ----------- ----------- --------- ---------- ----------- ---------- ----------- ------------ --------
          Totals:               100.00%      6.963%      6.696%       358     2.255%      1.988%     5.045%      1.888%      12.011%      118
---------------------------- ----------- ----------- ----------- --------- ---------- ----------- ---------- ----------- ------------ --------

                                                                        NOTE: the information related to the mortgage loans
                                                                        described herein reflects information as of the
                                                                        September 1, 2006.  It is expected that on or prior
                                                                        to the Closing Date, scheduled and unscheduled
                                                                        principal payments will reduce the principal balance
                                                                        of the mortgage loans as of the Cut-off Date and may
                                                                        cause a decrease in the aggregate principal balance
                                                                        of the mortgage loans, as reflected herein, of up to
                                                                        5%. Consequently, the initial principal balance of
                                                                        any of the Offered Certificates by the Closing Date
                                                                        is subject to an increase or decrease of up to 5%
                                                                        from amounts shown on the front cover hereof.

Summary of Terms:

Depositor:                          Structured Asset Mortgage Investments II Inc.

Seller:                             EMC Mortgage Corporation.

Underlying Servicer                 The Mortgage Loans will be serviced by Countrywide (86.47%), EMC Mortgage
                                    Corporation (approximately 13.03%) and HSBC Mortgage (approximately 0.50%).

Originator:                         The Originator for the Mortgage Loans is Countrywide (86.47%), EMC Mortgage
                                    Corporation (approximately 12.29%), and 3 other originators each under 1.00%. The underwriting guidelines will be more fully described in the prospectus supplement.

Master Servicer/ Paying Agent:      Wells Fargo Bank, National Association.

Trustee                             Citibank, NA.

Underwriter:                        Bear, Stearns & Co. Inc.
Cut-off Date:                       September 1, 2006.
Closing Date:                       September 29, 2006.
Rating Agency:                      The senior certificates will be rated by two of the three rating agencies and the subordinate certificates will be rated by one of the three rating agencies. The rating agencies include Standard & Poor's ("S&P"), Moody's Investors Service
                                    ("Moody's") and or Fitch Ratings ("Fitch").

Legal Structure:                    The Trust will be established as one or more REMIC's for federal income tax purposes.

Optional Clean-Up Call:             The Depositor, or its designee, may purchase all the loans in the trust after the scheduled principal balance of the mortgage loans remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the mortgage loans as of the Cut-off Date, thereby causing termination and early retirement of the certificates.
Distribution Date:                  25th day of each month (or if such 25th day is not a business day, the next succeeding), commencing in October 2006.
Last Scheduled Distribution Date:   November 25, 2036.
Offered Certificates:               The Class II-A-1, Class II-A-2, Class II-X-1, Class II-B-1, Class II-BX-1, Class
                                    II-B-2, Class II-BX-2 and Class II-B-3 Certificates.
Non-Offered Certificates:           The Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Remittance Type:                    Scheduled/Scheduled.

Registration:                       The Offered Certificates will be available in book-entry form through DTC,
                                    Clearstream and Euroclear.

ERISA Considerations:               The Offered Certificates are expected to be eligible for purchase by ERISA plans.  A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Certificates to a transaction prohibited or not otherwise permissible under ERISA.

SMMEA Eligibility:                  The Offered Certificates, other than the Class II-B-2 Certificates and II-B-3
                                    Certificates are expected to constitute "mortgage related securities" for purposes of SMMEA.

Denominations:                      The Offered Certificates are issuable in minimum denominations of an original amount of $25,000 and multiples of $1 in excess thereof.

Record Date:                        With respect to the Certificates and any Distribution Date, the last day of the prior calendar month.

Delay Days:                         With respect to the Certificates 24 days

Interest Accrual Period:            With respect to any Distribution Date, the calendar month period preceding the month in which such distribution date occurs prior to such Distribution Date.
                                    Distributions of interest on the Certificates will be based on a 360-day year and a
                                    30-day month.

Prepayment Period:                  The Prepayment Period with respect to any Distribution Date is the the calendar month immediately proceeding the month in which such Distribution Date occurs.

Compensating Interest:              On each Distribution Date, the Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls due to partial and/or full prepayments on the mortgage loans that occurred during the
                                    Prepayment Period.
                                    The Servicer is obligated to advance delinquent mortgagor payments through the date
Advancing Obligation:               of liquidation of an REO property to the extent deemed recoverable. If the related
                                    Servicer fails to make the required advances, the Master Servicer may be obligated to do so, as described in the related term sheet supplement.

Prepayment Assumption:              A 100% prepayment assumption assumes that the outstanding principal balance of the
                                    Mortgage Loans prepays at a constant prepayment rate ("CPR") of 25% in every month of the life of such pool.

Servicing Fee:                      With respect to each mortgage loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month. The Weighted Average Servicing Fee Rate for the pool of mortgage loans is 0.268% per annum.
Underwriting Standards:             The mortgage loans were underwritten to the guidelines of the Originator as more fully described in the prospectus supplement.
Credit Enhancement:                 Credit Enhancement for the Certificates will be provided by a senior/subordinate shifting interest structure. The Subordinate Certificates provide credit support for the Senior Certificates and other Subordinate Certificates with a lower class designation.

Cash-Flow Description:              Distributions on the Certificates will be made on the 25th day of each month (or the next business day). Distributions on the Senior Certificates will generally be made from the Available Funds of the Loan Group II.  Distributions on the Class II-B
                                    Certificates will be made from Available Funds of Loan Group II.  "Available Funds"
                                    for any distribution date and with respect to Loan Group II will be an amount that generally includes (1) all previously undistributed principal and interest portions of scheduled payments, principal prepayments and the principal and interest portions of net liquidation proceeds, (2) any monthly advances and compensating interest payments made by the Master Servicer or Servicer for such distribution date in respect of the Mortgage Loans in Loan Group II  and (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments.
                                    Available Funds for Loan Group II will be distributed according to the following priority:

                                    Available Funds:
                                    Group II Available Funds
                                    1)       Payments of interest to the holders of the Class II-A-1, Class II-A-2 and
                                             Class II-X-1 Certificates based on the interest due and payable, at a rate equal to their respective Pass-Through Rates (as described on page 2 hereof);
                                             and
                                    2)       Payments of principal to the holders of the Class II-A-1 Certificates and
                                             Class II-A-2 Certificates based on their respective Current Principal
                                             Amounts, in an amount equal to the Senior Optimal Principal Amount for
                                             Mortgage Loan Group II.

                                    On each distribution date, the remaining group II available funds will be distributed to the Class II-B Certificates, sequentially, first, to the Class II-B-1
                                    Certificates and Class II-BX-1 Certificates, pro rata, second, to the Class II-B-2
                                    Certificates and Class II-BX-2 Certificates, pro rata, third, to the Class II-B-3
                                    Certificates, fourth, to the Class II-B-4 Certificates, fifth, to the Class II-B-5
                                    Certificates and sixth, to the Class II-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the accrued certificate interest for such distribution date, (b) any accrued certificate interest remaining undistributed from previous distribution dates and (c) such class's allocable share, for such distribution date, in each case to the extent of the remaining available funds for
                                    Group II.

Shifting Interest:                  As further described in the term sheet supplement, the Senior Certificates will be entitled to receive 100% of the prepayments on the Group II Mortgage Loans up to and including the distribution date in September 2013. The senior prepayment percentage can be reduced to the related senior percentage plus 70%, 60%, 40%, 20% and 0% of the related subordinate  percentage over the next five years provided that (i) the principal balance of the Group II Mortgage Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the certificate principal balance of the
                                    Subordinate Certificates does not exceed 50% and (ii) cumulative   realized losses for
                                    the Group II Mortgage Loans in do not exceed 30%, 35%, 40%, 45% or 50%  of the original group II subordinate principal balance for each test date.

                                    Notwithstanding the foregoing, if after 3 years the current weighted average subordinate percentage is equal to two times the initial weighted average subordinate percentage and (i) the principal balance of the Group II Mortgage Loans
                                    60 days or more delinquent, averaged over the last 6 months, as a percentage of the certificate principal balance of the Subordinate Certificates does not exceed 50%
                                    and (ii) cumulative realized losses for the Group II Mortgage Loans do not exceed a)
                                    on or prior to the distribution date in September 2009, 20% of the original group II subordinate principal balance or b) after the distribution date in September 2009,
                                    30% of the original group II subordinate principal balance then prepayments will be allocated among all certificates on a pro rata basis.

                                    If doubling occurs prior to the third anniversary and the above delinquency and loss tests are met, then 50% of the subordinate percentage can be allocated to the subordinate classes.

Allocation of Losses:               Realized Losses on the Mortgage Loans will be allocated to the most junior class of
                                    Certificates outstanding beginning with the Class II-B-6 Certificates, until the
                                    Certificate Principal Balance of each Subordinate Class has been reduced to zero.

                                    Thereafter, Realized Losses on the Group II Mortgage Loans will be allocated first to the Class II-A-2 Certificates until reduced to zero and then to the Class II-A-1
                                    Certificates.

Static Pool  Information:
                                    Information concerning the sponsor's prior residential mortgage loan securitization involving prime or alternative-a mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor and with respect to loan group II, with respect to the experience of Countrywide in securitizing asset pools of the same type at is available on the internet
                                    athttp://www.bearstearns.com/transactions/sami_ii/balta2006-6/index.html On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

                                           Contact Information

MBS Trading

Paul Van Lingen                                      Tel: (212) 272-4976
Senior Managing Director                             pvanlingen@bear.com

Mark Michael                                         Tel: (212) 272-5451
Managing Director                                    mmichael@bear.com

MBS Structuring

Derek Schaible                                       Tel: (212) 272-1319
Vice President                                       dschaible@bear.com

MBS Banking

Jeff Maggard                                         Tel: (212) 272-9457
Managing Director                                    jmaggard@bear.com

Deirdre Burke                                        Tel: (212) 272-7646
Vice President                                       dburke@bear.com

Ryan Bell                                            Tel: (212) 272-2533
Analyst                                              rbell@bear.com

Syndicate

Carol Fuller                                         Tel: (212) 272-4955
Senior Managing Director                             cfuller@bear.com

Angela Ward                                          Tel: (212) 272-4955
Associate Director                                   adward@bear.com

Rating Agencies

Mike Messer – S&P                                    Tel: (212) 438-1618
                                                     Michael_messer@standardandpoors.com

Chris Corcino – Moody's                              Tel: (212) 553-
                                                     Chris.corcino@moodys.com

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976                                          September 29, 2006
This information should be considered only after reading the Bear Stearns' Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.  All amounts are approximate and subject to change.